UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02.	Unregistered Sales of Equity Securities.

On August 28, 2020, the Company completed the final tranche of its private placement offering (the “offering”) The Offering was for a maximum of $5 million dollars. The Offering consisted of units (“Units”) each Unit containing one share of common stock (“Common Stock”) and one warrant (“Warrant”) exercisable for one share of Common Stock at an Offering Price of $.50 per unit. The Warrants are five-year Warrants to purchase one share of Common Stock at an exercise price of $0.75 per share. The Offering was to accredited investors who purchased an aggregate of 10,398,700 Units. The Company received an aggregate of proceeds of $3,537,828 and $1,661,522 was paid to Spartan Capital Securities (the” Placement Agent”) a registered broker dealer. The Placement Agent also received warrants to purchase a total of 1,039,870 shares of Common Stock included in the Offering.

All securities issued in the Offering were sold pursuant an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933. Securities issued in the Offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2020 Bright Mountain Media, Inc. (the “Company”) announced that it appointed Edward A. Cabanas as the Company’s Chief Financial Officer.

Mr. Cabanas, age 49 served as the Vice President-Finance for ACAMS, L.L.C. (Association of Certified Anti-Money Laundering Specialists), a wholly-owned subsidiary of Adtalem Global Education (NYSE: ATGE) where he oversaw the finance function for the company and partnered with the operation focusing on sales management, international expansion and product development. From February 2017 until August 2018 Mr. Cabanas served as Senior Vice President, Chief Financial Officer for the connectivity segment of Global Eagle Entertainment (NASDAQ: ENT) where he oversaw the global finance and accounting functions for a leading provider of satellite-based connectivity to the air, sea and remote land markets. From 2001 until 2016 Mr. Cabanas served in various senior finance and business development positions at Laureate Education (NASDAQ: LAUR). Mr. Cabanas received a BS in Public Accounting from Fordham University and obtained his CPA license (currently inactive) from The State of New York.

There are no family relationships between Mr. Cabanas and any director, or executive officer of the Company.

The Company’s current Chief Financial Officer, Alan Bergman will continue to remain with the Company and holds the position of Vice President of Finance.

Pursuant to an Offer Letter, Mr. Cabanas will receive an annual base salary of $225,000. In addition to base salary, Mr. Cabanas is eligible to participate in all of the Company’s Benefits Plans as are set forth in the Company’s Employee Manual. In addition, Mr. Cabanas has been granted 100,000 options to purchase an equal number of shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2020	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chairman and Chief Executive Officer

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